AMENDMENT TO PREPAID FORWARD PURCHASE AGREEMENT

This Amendment to Prepaid Forward Purchase Agreement (this "**Amendment**"), dated as of March 24, 2017 ("**Amendment Date**"), is made by and between Racine FundingCo, LLC, a New York limited liability company ("**Purchaser**"), on the one hand, and Rennova Health, Inc., a Delaware corporation ("**Rennova**"), Biohealth Medical Laboratory, Inc., a Florida corporation ("**Biohealth**"), and PB Laboratories, LLC, a Florida limited liability company ("**PB**," and collectively with Rennova and Biohealth, jointly and severally, "**Seller**"), on the other hand. Christopher Eric Diamantis, an individual who resides in Florida ("**Diamantis**"), is also a party hereto and is referred to herein as "**Guarantor**."

WHEREAS, Purchaser, Seller, and Guarantor are parties to that certain Prepaid Forward Purchase Agreement, dated as of March 31, 2016 (as amended, supplemented, or otherwise modified from time to time, the "**Purchase Agreement**"); and

WHEREAS, Purchaser, Seller, and Guarantor have determined to amend certain terms of the Purchase Agreement, as more particularly described and set forth in this Amendment.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. **DEFINITIONS.** Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

2. **PAYMENT OF FEE.** Seller will pay to Purchaser, on or before June 1, 2017, a fee in the amount of $1,000,000 (the "**Fee**") in immediately available funds in accordance with "Purchaser's Wire Instructions" set forth on Exhibit A to the Purchase Agreement. For the avoidance of doubt, the Fee (a) is distinct from, and in addition to, the Total Investment Return, and (b) shall not be deemed to be an amount paid by Seller to Purchaser under the Purchase Agreement.

3. **AMENDMENTS TO PURCHASE AGREEMENT.** The Purchase Agreement is hereby amended as of the date of this Amendment as follows:

a. The definition of "Total Investment Return" in Article I of the Purchase Agreement is hereby amended and restated in its entirety as follows:

> "**Total Investment Return**" means an amount of the Proceeds equal to the sum of: (a) an amount equal to the Purchase Price plus a 20% per annum investment return thereon, accruing daily and compounding annually, plus (b) $500,000, plus (c) the product of (i) the Proceeds minus the amounts set forth in the foregoing clauses (a) and (b), multiplied by (ii) 40% (expressed as a decimal), plus (d) the Late Payment Penalty, if any.

b. Section 2.2(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

> (c) If, as of the two (2) year anniversary of the Agreement Date, Seller has not paid the Total Investment Return to Purchaser for any reason (including that no Proceeds have been generated), (I) Seller shall pay the amount set forth in clause (a) of the definition of Total Investment Return (i.e., $7,200,000 less any amounts previously paid by Seller to Purchaser hereunder) to Purchaser as of such two (2) year anniversary in immediately available funds in accordance with "Purchaser's Wire Instructions" set forth on Exhibit A,

(II) the amounts set forth in clauses (b) and (c) of the definition of Total Investment Return shall remain due and owing to Purchaser (to the extent Proceeds are generated in excess of $7,200,000), and (III) the amount set forth in clause (d) of the definition of Total Investment Return shall remain due and owing to Purchaser (to the extent applicable). If Seller fails to satisfy the covenant set forth in the foregoing clause (I), (w) Guarantor shall, within one (1) business day after the two (2) year anniversary of the Agreement Date, pay the amount set forth in such clause (I) (i.e., $7,200,000 less any amounts previously paid by Seller to Purchaser hereunder) to Purchaser in immediately available funds in accordance with "Purchaser's Wire Instructions" set forth on Exhibit A, (x) the amount set forth in clause (a) of the definition of Total Investment Return shall remain due and owing to Purchaser to the extent Proceeds are generated (and, with respect to up to the first $7,200,000 of such Proceeds received by Purchaser from Seller, Purchaser shall promptly pay over such amount to Guarantor to the extent that Guarantor satisfied his obligation pursuant to the foregoing clause (w)), (y) the amounts set forth in clauses (b) and (c) of the definition of Total Investment Return shall remain due and owing to Purchaser (to the extent Proceeds are generated in excess of $7,200,000), and (z) the amount set forth in clause (d) of the definition of Total Investment Return shall remain due and owing to Purchaser (to the extent applicable).

4. HEADINGS. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

5. INCORPORATION OF AMENDMENT. Except as expressly amended in this Amendment, all terms, covenants and provisions of the Purchase Agreement are and shall remain in full force and effect without further modification or amendment. This Amendment shall be deemed incorporated into, and made a part of, the Purchase Agreement, and all references in the Purchase Agreement and other Transaction Documents to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.

6. ENTIRE AGREEMENT. This Amendment, together with the Purchase Agreement and the other Transaction Documents, constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations, or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein and in the Purchase Agreement and the other Transaction Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the Amendment Date.

SELLER:
RENNOVA HEALTH, INC.

By: _/s/ Victoria E. Nemerson_
Name: Victoria E. Nemerson
Title: General Counsel

BIOHEALTH MEDICAL LABORATORY, INC.

By: _/s/ Victoria E. Nemerson_
Name: Victoria E. Nemerson
Title: General Counsel

PB LABORATORIES, LLC

By: _/s/ Victoria E. Nemerson_
Name: Victoria E. Nemerson
Title: General Counsel

PURCHASER:
RACINE FUNDINGCO, LLC

By: ______________________
Name: ______________________
Title: ______________________

GUARANTOR:

/s/ Christopher Eric Diamantis
Christopher Eric Diamantis